EXHIBIT 3.1B

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                                    AMVP INC.

     Pursuant to the provisions of Section 2-604 of the General Corporation Law Of Maryland, the undersigned corporation adopts the following amendment to its Articles Of Incorporation, which amendment was unanimously recommended for approval by the corporation's board of directors and approved by the corporation's sole stockholder:

     FIRST: The name of the corporation is AMVP Inc.

     SECOND: The following amendment to the Articles Of Incorporation was duly adopted in accordance with Section 2-604 of the General Corporation Law of
Maryland:

          Article FIRST of the Articles Of Incorporation is amended to read in its entirety as follows:

          "FIRST. The name of the corporation is AmeriVest Properties Inc."

     THIRD: The Amendment does not provide for the exchange, reclassification or cancellation of issued shares.

     FOURTH: The Amendment does not effect a change in the amount of stated capital.

                                            AMVP INC., a Maryland corporation

                                            By:  /s/  James F. Etter
                                               --------------------------------
                                                      James F. Etter, President


ATTEST:

/s/  Robert J. McFann
----------------------------------
     Robert J. McFann, Secretary


STATE OF COLORADO      )
                       ) ss.
COUNTY OF JEFFERSON    )

     On this 29th day of June, 1999, before me personally appeared James F. Etter, President of AMVP Inc., who, being duly sworn by me, acknowledged that he executed the foregoing instrument in the name of said entity, that he had the authority to execute same, and that he executed the same as the act and deed of said entity for the uses and purposes therein stated.

      My commission expires: September 12, 2002     /s/  Notary Public
                             ------------------     ------------------
                                                         Notary Public

[SEAL]

STATE OF COLORADO      )
                       ) ss.
COUNTY OF JEFFERSON    )

     On this 29th day of June, 1999, before me personally appeared Robert J. McFann, Secretary of AMVP Inc., who, being duly sworn by me, acknowledged that he executed the foregoing instrument in the name of said entity, that he had the authority to execute same, and that he executed the same as the act and deed of said entity for the uses and purposes therein stated.

      My commission expires: September 12, 2002     /s/  Notary Public
                             ------------------     ------------------
                                                         Notary Public
[SEAL]


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